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Exhibit 11.0

             MAGICWORKS ENTERTAINMENT INCORPORATED AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED September 30, 1997 and 1996


                                                    THREE MONTHS ENDED SEPTEMBER 30,  NINE MONTHS ENDED SEPTEMBER 30,
                                                          1997            1996              1997           1996
                                                    --------------------------------  -------------------------------
     PRIMARY:

Net Income (loss)                                    $   (196,212)   $   (232,234)     $     743,212   $  1,388,726

Weighted average common shares
   outstanding                                         24,400,929      23,511,042         24,396,461     22,395,221
Impact of dilutive warrants and options                         -               -             30,003         17,559
                                                     ------------    ------------      -------------   ------------

Weighted average number of common
   stock and common stock equivalents
   for primary earnings per share                      24,400,929      23,511,042         24,427,464     22,412,780
                                                     ------------    ------------      -------------   ------------

Net income per share                                 $       (.01)   $       (.01)     $         .03   $        .06
                                                     ============    ============      =============   ============


     FULLY DILUTED:

Net Income (loss)                                    $   (196,212)   $   (232,234)     $     743,212   $  1,388,726
Interest expense, net of tax benefit, on
   convertible notes                                            -               -                  -              -

Weighted average common shares
    outstanding                                        24,400,929      23,511,042         24,396,461     22,395,221
Impact of dilutive warrants and options                         -               -             30,003         18,414
Impact of convertible notes                                     -               -                  -              -
                                                     ------------    ------------      -------------   ------------

Weighted average number of common
   stock and common stock equivalents
   for fully diluted earnings per share                24,400,929      23,511,042         24,427,464     22,413,635

Net income per share                                 $       (.01)   $       (.01)     $         .03   $        .06
                                                     ============    ============      =============   ============





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